Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO CREDIT AGREEMENT,

AMENDMENT NO. 1 TO GUARANTEE AND COLLATERAL AGREEMENT, AND

AMENDMENT NO. 1 TO CANADIAN GUARANTEE AND COLLATERAL

AGREEMENT

AMENDMENT NO. 2 dated as of October 28, 2011 to the ABL Credit Agreement dated as of December 9, 2010 (as amended by Amendment No. 1, dated as of April 28, 2011, the “Credit Agreement”) among AbitibiBowater Inc., a Delaware corporation (“AbitibiBowater”), the Subsidiaries of AbitibiBowater party thereto (together with AbitibiBowater, collectively, the “Borrowers”), the Lenders party thereto from time to time and Citibank, N.A., as Administrative Agent (the “Administrative Agent”) and Collateral Agent, AMENDMENT NO. 1 dated as of October 28, 2011 to the Guarantee and Collateral Agreement dated as of December 9, 2010 (the “Guarantee and Collateral Agreement”) among the Subsidiaries of AbitibiBowater party thereto and Citibank, N.A., as Collateral Agent, and AMENDMENT NO. 1 dated as of October 28, 2011 to the Canadian Guarantee and Collateral Agreement dated as of December 9, 2010 (the “Canadian Guarantee and Collateral Agreement”) among the Subsidiaries of AbitibiBowater party thereto and Citibank, N.A., as Collateral Agent (this “Amendment”).

The parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement, Guarantee and Collateral Agreement or Canadian Guarantee and Collateral Agreement, as applicable, shall, as of the Second Amendment Effective Date (as defined below), refer to the Credit Agreement, Guarantee and Collateral Agreement or Canadian Guarantee and Collateral Agreement, as applicable, as amended hereby.

SECTION 2. Amendments to Credit Agreement.

(a) The fourth “WHEREAS” clause in the recitals to the Credit Agreement is amended by deleting “maturing four years from the Effective Date” each time that it appears.

(b) The amount “U.S. $150,000,000” in the fifth “WHEREAS” clause in the recitals to the Credit Agreement is replaced with the amount “U.S. $200,000,000”.

(c) The following definitions in Section 1.01 of the Credit Agreement are amended and restated to read in their entirety as follows:

“Applicable Commitment Fee Percentage” initially shall mean a percentage per annum equal to 0.50%. From and after each Start Date to and including the applicable End Date, the Applicable Commitment Fee Percentage (hereinafter, the “Adjustable Applicable Commitment Fee Percentage”) shall be that commitment percentage set forth below opposite the Historical Unutilized Commitment Percentage for such Start Date, as determined by the Administrative Agent:

Level	Historical Unutilized Commitment Percentage	Commitment Fee Percentage
I	Greater than or equal to 50%	0.50%
II	Less than 50%	0.375%

Notwithstanding the foregoing, from and after the most recent Incremental Commitment Date for any Incremental Commitment Agreement pursuant to which the Applicable Commitment Fee Percentages and Adjustable Applicable Commitment Fee Percentages have been increased above the Applicable Commitment Fee Percentages and the Adjustable Applicable Commitment Fee Percentages in effect immediately prior to such Incremental Commitment Date, each of the Applicable Commitment Fee Percentages and the Adjustable Applicable Commitment Fee Percentages shall be increased to those respective percentages per annum set forth in the applicable Incremental Commitment Agreement.

“Applicable Margin” initially shall mean a percentage per annum equal to (i) in the case of Revolving Loans maintained as (A) Base Rate Loans or Canadian Prime Rate Loans, 0.75% and (B) Eurodollar Loans or Bankers’ Acceptance Loans, 1.75%; and (ii) in the case of Swingline Loans, 0.75%. From and after each Start Date to and including the applicable End Date, the Applicable Margins for such Loans (the “Adjustable Applicable Margins”) shall be those set forth below opposite the Historical Excess Availability for such Start Date, as determined by the Administrative Agent:

Level	Historical Excess Availability	Revolving Loans Maintained as Eurodollar Loans or Bankers’ Acceptance Loans	Revolving Loans and Swingline Loans Maintained as Base Rate Loans or Canadian Prime Rate Loans
I	Greater than or equal to 66.7% of Total Commitment as then in effect	1.75%	0.75%
II	Less than 66.7% of Total Commitment but greater than or equal to 33.3% of Total Commitment as then in effect	2.00%	1.00%
III	Less than 33.3% of Total Commitment as then in effect	2.25%	1.25%

The Historical Excess Availability used in a determination of Adjustable Applicable Margins shall be determined upon receipt by the Administrative Agent of a Borrowing

Base Certificate pursuant to Section 9.04(h). The Adjustable Applicable Margins so determined shall apply, except as set forth in the immediately succeeding sentence, from the relevant Start Date to the applicable End Date, at which time, if no Borrowing Base Certificate has been delivered to the Administrative Agent, the Adjustable Applicable Margins shall be those that correspond to a Historical Excess Availability at Level III (such Adjustable Applicable Margins as so determined, the “Highest Adjustable Applicable Margins”) until such time when a Borrowing Base Certificate is delivered, at which time the Adjusted Applicable Margins shall be re-determined as set forth above. Notwithstanding the foregoing, (i) subject to clause (ii) below, to but not including the initial Start Date, the Adjustable Applicable Margins shall be maintained at Level II above, (ii) at all times during which there shall exist any Event of Default the Adjustable Applicable Margins shall be maintained at the Highest Adjustable Applicable Margins, (iii) from and after the most recent Incremental Commitment Date for any Incremental Commitment Agreement pursuant to which the Applicable Margins and Adjustable Applicable Margins have been increased above the Applicable Margins and the Adjustable Applicable Margins in effect immediately prior to such Incremental Commitment Date, each of the Applicable Margins and the Adjustable Applicable Margins shall be increased to those respective percentages per annum set forth in the applicable Incremental Commitment Agreement and (iv) if an Event of Default shall have occurred and be continuing and the Required Lenders shall have so elected by notice to the Borrowers, then the Applicable Margin determined pursuant to the foregoing provisions of this definition shall be increased by 2.00% per annum (provided that in the case of an Event of Default under Section 11.01(b), (c), (g) or (h), such increase shall occur automatically upon the occurrence of such Event of Default without requirement of notice).

“Canadian Subsidiary Guarantors” shall mean (a) each Canadian Subsidiary of AbitibiBowater that is a Material Wholly-Owned Subsidiary (other than Excluded Subsidiaries and any Canadian Borrowers), whether existing on the Closing Date or established, created or acquired after the Closing Date and (b) each other Canadian Subsidiary of AbitibiBowater that becomes party to the Canadian Guarantee and Collateral Agreement as a “Guarantor” and “Grantor”, in each case unless and until such time as the respective Canadian Subsidiary is released from all of its obligations under the Security Documents to which it is a party in accordance with the terms and provisions thereof.

“Compliance Period” shall mean any period (x) commencing on the date on which the Excess Availability is less than the Compliance Amount and (y) ending on the first date thereafter on which the Excess Availability has been equal to or greater than the Compliance Amount for 40 consecutive days.

“Dominion Period” shall mean any period (i) commencing on the date after the date on which (x) an Event of Default has occurred and is continuing and (except in the case of an Event of Default under Section 11.01(g) or (h)) notice of commencement of a Dominion Period has been delivered by the Administrative Agent to the Loan Parties or (y) the Excess Availability is less than the Compliance Amount for two consecutive Business Days and (ii) ending on the first date thereafter on which (x) no Event of Default exists and (y) the Excess Availability has been equal to or greater than the Compliance Amount for forty-five consecutive days. The Administrative Agent may, if it so elects, and shall, if so instructed by the Required Lenders, deliver the notice contemplated by clause (i) above promptly upon becoming aware of the existence of an Event of Default.

“Excluded Accounts” shall mean (i) any disbursement deposit account the funds in which are used solely (other than to a de minimis extent) for the payment of salaries and wages, employee benefits, workers’ compensation and similar expenses or that has an ending daily balance of zero; (ii) trust accounts for the benefit of directors, officers or employees; (iii) the escrow account established under the Senior Secured Notes Documents; (iv) any account held by a Subsidiary that is not a Loan Party; and (v) deposit accounts, securities accounts and commodities accounts, the aggregate average daily balance in which, together with the aggregate average daily balance in all Specified Collection Accounts (in each case determined for the most recently completed calendar month) does not at any time exceed (x) $20,000,000 in the aggregate for all such accounts if Excess Availability is greater than $150,000,000 or (y) $10,000,000 in the aggregate for all such accounts if Excess Availability is less than or equal to $150,000,0000, provided, however, that, notwithstanding the above, an account shall not be an Excluded Account if (x) a Control Agreement over such account is entered into for the benefit of the Notes Agent or (y) such account is a Core Concentration Account or a Collection Account.

“Excluded Subsidiaries” shall mean each QSPE.

“Fronting Sublimit” shall mean, (i) with respect to Citibank, as Issuing Lender, $50,000,000 (or such greater amount as Citibank may approve in its sole discretion), (ii) with respect to Barclays, as Issuing Lender, $50,000,000 (or such greater amount as Barclays may approve in its sole discretion), (iii) with respect to JPMCB, as Issuing Lender, $50,000,000 (or such greater amount as JPMCB may approve in its sole discretion), (iv) with respect to Wells Fargo, as Issuing Lender, $50,000,000 (or such greater amount as Wells Fargo may approve in its sole discretion) and (v) with respect to any other Issuing Lender, such amount as agreed between such Issuing Lender and AbitibiBowater.

“Maximum Letter of Credit Amount” shall mean $200,000,000.

“Maximum Swingline Amount” shall mean $60,000,000.

“Ontario Pension Regulations” shall mean the special funding relief regulations under the Pension Benefits Act (Ontario) adopted in accordance with the CCAA Plan and the Ontario Pension Agreement.

“Ontario Pension Regulations Condition” shall mean the adoption and effectiveness of the Ontario Pension Regulations implementing the Ontario Pension Agreement, which condition was satisfied on or about June 3, 2011.

“Payment Conditions” shall mean that at the time of each action or proposed action and after giving effect thereto, each of the following conditions is satisfied: (a) no Default or an Event of Default shall have occurred and be continuing, (b) Excess Availability (on the date of such action or proposed action after giving effect to any Loans incurred (or to be incurred) or Letters of Credit issued (or to be issued) on such date in connection with such action or proposed action) and Historical Excess Availability, calculated on a pro forma basis in accordance with the definition thereof, shall equal or exceed (x) 25% of the Total Commitment as then in effect or (y) 17.5% of the Total Commitment as then in effect so long as, with respect to this clause (y), AbitibiBowater shall have a Consolidated Fixed Charge Coverage Ratio of not less than 1.10:1.00 for the Test Period then most recently ended for which financial statements are available calculated on a pro forma basis in accordance with Section 1.04 as if such action or proposed action had occurred on the first day of such Test Period, and (c) AbitibiBowater shall have delivered to the Administrative Agent a certificate of a Financial Officer of AbitibiBowater certifying as to compliance with preceding clauses (a) and (b) and demonstrating (in reasonable detail) the calculations required by preceding clause (b).

“Quebec Pension Regulations” shall mean the special funding relief regulations under the Supplemental Pension Plans Act (Quebec) adopted in accordance with the CCAA Plan and the Quebec Pension Agreement.

“Quebec Pension Regulations Condition” shall mean the adoption and effectiveness of the Quebec Pension Regulations implementing the Quebec Pension Agreement, which condition was satisfied on or about August 17, 2011.

“Revolving Loan Maturity Date” shall mean October 28, 2016 (or if such day is not a Business Day, the immediately preceding Business Day).

“U.S. Subsidiary Guarantors” shall mean (a) each Domestic Subsidiary of AbitibiBowater that is a Material Wholly-Owned Subsidiary (other than Excluded Subsidiaries and any U.S. Borrowers), whether existing on the Closing Date or established, created or acquired after the Closing Date, (b) each Subsidiary of AbitibiBowater (other than Excluded Subsidiaries and any U.S. Borrowers), which guarantees obligations under the Senior Secured Notes Documents, whether existing on the Closing Date or established, created or acquired after the Closing Date and (c) each other Domestic Subsidiary of AbitibiBowater that becomes party to the Guarantee and Collateral Agreement as a “Guarantor” and “Grantor”, in each case unless and until such time as the respective Subsidiary is released from all of its obligations under the Security Documents to which it is a party in accordance with the terms and provisions thereof.

“Weekly Borrowing Base Period” shall mean (a) any period (i) during the occurrence and continuance of an Event of Default or (ii) (x) commencing on the date on which the Excess Availability is less than an amount (the “Weekly Reporting Amount”) at any time equal to the greater of (A) $75,000,000 and (B) the lesser of (1) 15% of the Total Commitment as then in effect or (2) 15% of the Total Borrowing Base as then in effect, and (y) ending on the first date thereafter on which the Excess Availability has been equal to or greater than the Weekly Reporting Amount for 45 consecutive days and (b) any other period which the Borrowers elect to treat as a Weekly Borrowing Base Period by notice to the Collateral Agent, which period (in the case of this clause (b)) shall terminate upon notice thereof by the Borrowers to the Collateral Agent.

(d) The following definitions are added to Section 1.01 of the Credit Agreement (in appropriate alphabetical order):

“Compliance Amount” shall mean an amount, at any time, equal to the greater of (i) $60,000,000 and (ii) the lesser of (x) 12.5% of the Total Commitment at such time and (y) 12.5% of the Total Borrowing Base at such time.

“Material Wholly-Owned Subsidiary” shall mean each Subsidiary of AbitibiBowater that is both a Material Subsidiary and a Wholly-Owned Subsidiary.

“Permitted Acquisition Payment Conditions” shall mean that at the time of each action or proposed action and after giving effect thereto, each of the following conditions is satisfied: (a) no Default or an Event of Default shall have occurred and be continuing, (b) Excess Availability (on the date of such action or proposed action after giving effect to any Loans incurred (or to be incurred) or Letters of Credit issued (or to be issued) on such date in connection with such action or proposed action) and Historical Excess Availability, calculated on a pro forma basis in accordance with the definition thereof, shall equal or exceed (x) 20% of the Total Commitment as then in effect or (y) 15% of the Total Commitment as then in effect so long as, with respect to this clause (y), AbitibiBowater shall have a Consolidated Fixed Charge Coverage Ratio of not less than 1.10:1.00 for the Test Period then most recently ended for which financial statements are available calculated on a pro forma basis in accordance with Section 1.04 as if such action or proposed action had occurred on the first day of such Test Period, and (c) AbitibiBowater shall have delivered to the Administrative Agent a certificate of a Financial Officer of AbitibiBowater certifying as to compliance with preceding clauses (a) and (b) and demonstrating (in reasonable detail) the calculations required by preceding clause (b).

“Second Amendment Effective Date” means October 28, 2011.

“Specified Collection Accounts” shall mean, at all times prior to the date that is 90 days following the Second Amendment Effective Date (or such later date as is agreed by the Administrative Agent in its reasonable discretion) (the “Cutoff Date”), the deposit accounts listed on Schedule 1.01(e) hereto; provided, that the average daily balance (determined for the most recently completed calendar month) held in all Specified Collection Accounts shall not at any time exceed (x) $20,000,000 in the aggregate for all such accounts if Excess Availability is greater than $150,000,000 or (y) $10,000,000 in the aggregate for all such accounts if Excess Availability is less than or equal to $150,000,0000 (and, if the foregoing condition would not be satisfied at any time, AbitibiBowater shall re-designate one or more such accounts as not constituting Specified Collection Accounts to the extent necessary (and absent any such designation, the Administrative Agent may make such designation in its discretion)). It is understood and agreed that on and after the Cutoff Date, none of the deposit accounts set forth on Schedule 1.01(e) (and no other deposit accounts) shall constitute Specified Collection Accounts.

“Wells Fargo” shall mean Wells Fargo Bank, National Association, and its successors.

(e) The first sentence of the definition of “Canadian Borrowing Base” in Section 1.01 of the Credit Agreement is amended and restated to read in its entirety as follows:

“Canadian Borrowing Base” shall mean, at the time of any determination, an amount equal to the sum of the U.S. Dollar amount (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars), without duplication, of (a) 85% of the aggregate Outstanding Balance of Eligible Canadian Accounts at such time plus (b) the lesser of (i) 65% of Eligible Canadian Inventory at such time and (ii) 85% of the Net Orderly Liquidation Value of Eligible Canadian Inventory at such time (in each case with respect to clauses (i) and (ii) with any Eligible Canadian Inventory to be valued at the lower of cost or market value thereof (net of any intercompany profit)), minus (c) the sum (without duplication) of (i) the aggregate amount of Canadian Qualified Secured Hedging Agreement Reserves for all Canadian Qualified Secured Hedging Agreements, (ii) the aggregate amount of Canadian Qualified Secured Cash Management Agreement Reserves for all Canadian Qualified Secured Cash Management Agreements, (iii) the Canadian

Priority Payables Reserve (iv) the Insurance Deductible Reserve with respect to the Canadian Borrowing Base, (v) the Foreign Currency Adjustment with respect to the Canadian Borrowing Base and (vi) the amount of any other Reserves in such amounts and with respect to such matters, as the Collateral Agent in its Discretion may establish from time to time.

(f) Clause (a) of the definition of “Canadian Priority Payables” in Section 1.01 of the Credit Agreement are amended and restated to read in its entirety as follows:

the amount due on or prior to the date as of which the Canadian Borrowing Base is to be determined and remaining unpaid at the time of determination by any Canadian Loan Party (or any other Person for which any Canadian Loan Party has joint and several liability), for which each Canadian Loan Party has an obligation whether to remit to a Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (i) pension fund obligations including employee and employer pension plan contributions (including “normal cost”, “special payments” and any other payments in respect of any funding deficiency or shortfall), (ii) employment insurance, (iii) goods and services taxes, sales taxes, employee income taxes, excise tax and other taxes payable or to be remitted or withheld, (iv) workers’ compensation, (v) wages, salaries, commission or compensation, including vacation pay, and (vi) other like charges and demands; in each case in respect of which any Governmental Authority or other Person may claim a security interest, hypothecation, prior claim, trust or other claim or Lien ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted pursuant to the Security Documents (a “Priority Lien”); and

(g) The definition of “Canadian Pension Interim Period” in Section 1.01 of the Credit Agreement is deleted in its entirety.

(h) Clauses (a) and (b) of the definition of “Collateral and Guarantee Requirement” in Section 1.01 of the Credit Agreement are amended and restated to read in their entirety as follows:

(a) the Administrative Agent shall have received from each U.S. Borrower and each U.S. Subsidiary Guarantor either (i) counterparts of each of the Guarantee and Collateral Agreement, the Intercreditor Agreement and the other Security Documents (other than the Canadian Security Documents and the European Security Documents), duly executed and delivered on behalf of such parties or (ii) in the case of any Person that is required to become a U.S. Subsidiary Guarantor after the Effective Date, joinder instruments in the form or forms specified in the Guarantee and Collateral Agreement, the Intercreditor Agreement or the other Security Documents (other than the Canadian Security Documents and the European Security Documents), as applicable, under which such Loan Party becomes a party to the applicable Guarantee and Collateral Agreement, the Intercreditor Agreement or the other Security Documents (other than the Canadian Security Documents and the European Security Documents), as applicable, duly executed and delivered on behalf of such Loan Party;

(b) the Administrative Agent shall have received from each Canadian Borrower and each Canadian Subsidiary Guarantor either (i) counterparts of each of the Canadian Guarantee and Collateral Agreement and the other Canadian Security Documents, duly executed and delivered on behalf of such parties or (ii) in the case of any Person that is required to become a Canadian Subsidiary Guarantor after the Effective Date, joinder instruments in the form or forms specified in the Canadian Guarantee and

Collateral Agreement or the other Canadian Security Documents, as applicable, under which such Canadian Loan Party becomes a party to the applicable Canadian Guarantee and Collateral Agreement or the other Canadian Security Documents, as applicable, duly executed and delivered on behalf of such Canadian Loan Party;

(i) The first parenthetical in clause (h) of the definition of “Collateral and Guarantee Requirement” in Section 1.01 of the Credit Agreement is amended and restated to read in its entirety as follows:

(other than Excluded Accounts, the Note Collateral Account, the CIBC Cash Collateral Account and the Specified Collection Accounts)

(j) Clause (g) of the definition of “Eligible Account” in Section 1.01 of the Credit Agreement is amended by adding the following proviso to the end thereof:

“provided, that any International Account that is a Defaulted Account but that is not otherwise ineligible for inclusion as an “Eligible Account” as a result of the operation of any other clause of the definition of “Eligible Account” shall be deemed to not be a Defaulted Account for purposes of this clause (g) if and to the extent that such International Account is fully insured by the Insurance Policy (for the avoidance of doubt, after giving effect to any customer, country or other limitations set forth in the Insurance Policy)”.

(k) Clause (h) of the definition of “Eligible Account” in Section 1.01 of the Credit Agreement is amended by deleting “(10% or more in the case of International Accounts)”.

(l) Clause (q) of the definition of “Eligible Account” in Section 1.01 of the Credit Agreement is amended by inserting “and” at the end thereof.

(m) The first sentence of the definition of “Issuing Lender” in Section 1.01 of the Credit Agreement is amended and restated to read in its entirety as follows:

“Issuing Lender” shall mean (i) each of Citibank (except as otherwise provided in Section 12.09), Barclays, JPMCB, Wells Fargo and any other Lender reasonably acceptable to the Administrative Agent and AbitibiBowater which agrees to issue Letters of Credit hereunder and (ii) solely with respect to each Existing Letter of Credit, the issuing lender thereof as set forth on Schedule 3.01.

(n) The definition of “Lead Arrangers” in Section 1.01 of the Credit Agreement is amended and restated to read in its entirety as follows:

“Lead Arrangers” shall mean Citigroup Global Markets, Inc., Barclays Capital, the investment banking division of Barclays, J.P. Morgan Securities LLC and Wells Fargo Capital Finance, LLC, in their capacities as Joint Lead Arrangers in respect of the credit facilities hereunder, and any successors thereto.

(o) The definition of “Material Subsidiary” in Section 1.01 of the Credit Agreement is amended by deleting the last sentence thereof in its entirety.

(p) The definition of “Syndication Agent” in Section 1.01 of the Credit Agreement is amended by deleting “Bank PLC,” immediately following “the investment banking division of Barclays”.

(q) The first sentence of the definition of “U.S. Borrowing Base” in Section 1.01 of the Credit Agreement is amended and restated to read in its entirety as follows:

“U.S. Borrowing Base” shall mean, at the time of any determination, an amount equal to the sum of the U.S. Dollar amount (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars), without duplication, of (a) 85% of the aggregate Outstanding Balance of Eligible U.S. Accounts at such time plus (b) the lesser of (i) 65% of Eligible U.S. Inventory at such time and (ii) 85% of the Net Orderly Liquidation Value of Eligible U.S. Inventory at such time (in each case with respect to clauses (i) and (ii) with any Eligible U.S. Inventory to be valued at the lower of cost or market value thereof (net of any intercompany profit)), minus (c) the sum (without duplication) of (i) the aggregate amount of U.S. Qualified Secured Hedging Agreement Reserves for all U.S. Qualified Secured Hedging Agreements, (ii) the aggregate amount of U.S. Qualified Secured Cash Management Agreement Reserves for all U.S. Qualified Secured Cash Management Agreements, (iii) the Insurance Deductible Reserve with respect to the U.S. Borrowing Base; and (iv) the amount of any other Reserves, in such amounts and with respect to such matters, as the Collateral Agent in its Discretion may establish from time to time with respect to the U.S. Borrowing Base.

(r) Schedule 1.01(e) to this Amendment is added as Schedule 1.01(e) to the Credit Agreement.

(s) Clause (iv) of Section 2.14(a) of the Credit Agreement is amended and restated to read in its entirety as follows:

the aggregate amount of all Incremental Commitments permitted to be provided pursuant to this Section 2.14 shall not exceed in the aggregate $200,000,000,

(t) The parenthetical reading “(other than Excluded Accounts and other than the Note Collateral Account)” appearing in the first sentence of Section 5.03(b) of the Credit Agreement is amended and restated (in both instances in which it appears) to read in its entirety as follows:

(other than Excluded Accounts, the Note Collateral Account and the Specified Collection Accounts)

(u) The parenthetical reading “(other than Excluded Accounts and other than the Note Collateral Account and the CIBC Cash Collateral Account)” appearing in the first sentence of Section 5.03(c) of the Credit Agreement is amended and restated (in both instances in which it appears) to read in its entirety as follows:

(other than Excluded Accounts, the Note Collateral Account, the CIBC Cash Collateral Account and the Specified Collection Accounts)

(v) The first sentence of Section 8.05(a) of the Credit Agreement is amended and restated to read in its entirety as follows:

AbitibiBowater has delivered to the Lenders its audited financial statements for the fiscal year ended December 31, 2010, together with its annual report on Form 10-K with respect to such fiscal year and its most recent quarterly report on Form 10-Q with respect to the fiscal quarter ended June 30, 2011, both filed with the Securities and Exchange Commission.

(w) Section 8.06 of the Credit Agreement is amended and restated to read in its entirety as follows:

Section 8.06 No Material Adverse Effect

Since December 31, 2010 there has been no event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(x) Section 8.13 of the Credit Agreement is amended and restated to read in its entirety as follows:

Section 8.13 No Material Misstatements

The information furnished in writing by or on behalf of AbitibiBowater or any Borrower to any Lead Arranger, any Agent or any Lender in connection with the transactions contemplated in this Agreement and the other Loan Documents, when taken as a whole, as of the date such information was so furnished, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, taken as a whole, not materially misleading, provided that to the extent any such information therein was based upon or constitutes a forecast or projection or pro forma financial information, each of AbitibiBowater and each Borrower represents only that it acted in good faith and utilized reasonable assumptions, due and careful consideration and the information actually known to Responsible Officers of such Person at the time in the preparation of such information.

(y) Clause (a) of Section 9.04 of the Credit Agreement is amended and restated to read in its entirety as follows:

within 105 days (or such earlier date on which AbitibiBowater is required (giving effect to any extensions granted by the SEC) to make any public filing of such information) after the end of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows, showing the financial condition of AbitibiBowater and its Subsidiaries on a consolidated basis as of the close of such fiscal year and their results of operations during such fiscal year, all audited by PricewaterhouseCoopers LLP or other independent auditors of recognized national standing and accompanied by an opinion of such accountants (which shall not contain any qualification or exception as to scope or going concern) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of AbitibiBowater and its Subsidiaries on a consolidated basis in accordance with GAAP;

(z) Clause (b) of Section 9.04 of the Credit Agreement is amended and restated to read in its entirety as follows:

within 60 days (or such earlier date on which AbitibiBowater is required (giving effect to any extensions granted by the SEC) to make any public filing of such information) after the end of each of the first three fiscal quarters of each fiscal year, its unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows, showing the financial condition of AbitibiBowater and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and their results of operations during such fiscal quarter and the then-elapsed portion of the fiscal year (it being understood that such information shall be in reasonable detail and certified by a Financial Officer of AbitibiBowater as fairly presenting in all material respects the financial condition and results of operations of AbitibiBowater and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of notes);

(aa) Clause (c) of Section 9.04 of the Credit Agreement is amended and restated to read in its entirety as follows:

within 30 days after the end of each of the first two months of each fiscal quarter, and within 60 days (or such earlier date on which AbitibiBowater is required (giving effect to any extensions granted by the SEC) to make any public filing of such information) after the end of the third month of each fiscal quarter, in each case ending during a Compliance Period, the monthly unaudited consolidated balance sheet and related consolidated statement of income of AbitibiBowater and its Subsidiaries on a consolidated basis in accordance with GAAP for such period, subject to normal year-end audit adjustments, normal quarterly adjustments and allocations and the absence of notes, in each case, certified by a Financial Officer of AbitibiBowater as being prepared on a consistent basis with its monthly accounting and bookkeeping practices;

(bb) The proviso in Section 9.06(b) of the Credit Agreement is amended and restated to read in its entirety as follows:

provided, however, so long as no Event of Default and no Dominion Period exists, the Collateral Agent may only make one request in respect of each of clause (x) and (y) above during each fiscal year (or, during any period (A) commencing on the date on which the Excess Availability is less than 40% of the Total Commitment as then in effect and (B) ending on the first date thereafter on which the Excess Availability has been equal to or greater than 40% of the Total Commitment as then in effect for 40 consecutive days, up to two requests in respect of each of clause (x) and (y) above during each fiscal year), in each case at the reasonable cost of the Borrowers.

(cc) The phrase “Material Subsidiary” in Section 9.09(b) of the Credit Agreement is replaced, in each instance, with the phrase “Material Wholly-Owned Subsidiary”.

(dd) The parenthetical appearing in Section 9.10(d) of the Credit Agreement is amended and restated to read in its entirety as follows:

(other than cash held in Excluded Accounts or the Specified Collection Accounts)

(ee) The phrase “Payment Conditions” in Section 10.04(e)(v) of the Credit Agreement is replaced with the phrase “Permitted Acquisition Payment Conditions”.

(ff) Section 10.05(a) of the Credit Agreement is amended and restated to read in its entirety as follows:

Declare or make, directly or indirectly, any Restricted Payment or set aside any amount for any such purpose unless the Payment Conditions are satisfied both before and after giving effect to such Restricted Payment.

(gg) The parenthetical reading “(other than Excluded Accounts and other than the Note Collateral Account)” appearing in Section 10.14(b) of the Credit Agreement is amended and restated to read in its entirety as follows:

(other than Excluded Accounts, the Note Collateral Account, the CIBC Cash Collateral Account and the Specified Collection Accounts)

(hh) The ratio “1.10:1.00” in Section 10.15 of the Credit Agreement is replaced with the ratio “1.00:1.00”.

(ii) Clause (d) of Section 10.16 of the Credit Agreement is amended by inserting “and the Specified Collection Accounts” immediately following “(which, in accordance with Section 9.12(b), shall be set forth on Part D of Schedule 10.16)”.

(jj) Section 10.19 of the Credit Agreement is deleted in its entirety.

(kk) The reference to clause (i) of the definition of Base Rate in Section 13.07 of the Credit Agreement is replaced with a reference to clause (a) of the definition of Base Rate.

SECTION 3. Waiver. The Administrative Agent and each Lender hereby acknowledge and agree that the Loan Parties have used use commercially reasonable efforts to obtain the items listed on Exhibit A hereto and waive any further requirement that the Loan Parties obtain such items.

SECTION 4. Amendment to Guarantee and Collateral Agreement. Section 4.04(b) of the Guarantee and Collateral Agreement is amended by inserting “and any Specified Collection Account” immediately following “Excluded Account”.

SECTION 5. Amendment to Canadian Guarantee and Collateral Agreement. Section 4.04(b) of the Canadian Guarantee and Collateral Agreement is amended by (i) inserting “, any Specified Collection Account” immediately following “Excluded Account” and (ii) adding the following sentence to the end thereof: “To the extent of any conflict or inconsistency between the requirements of the Grantors to enter into Control Agreements set out in (i) this Section 4.04(b) and (ii) Section 10.9 of the deed of hypothec and issue of bonds entered into on December 3, 2010 by the Grantors (as defined therein) in favour of Citibank, N.A. in its capacity as fondé de pouvoir, this Section 4.04(b) shall govern.”

SECTION 6. Changes in Lenders and Participations. With effect from and including the date this Amendment becomes effective in accordance with Section 10 hereof:

(a) Each Person listed in Schedule 1.01(a) hereto which is not a party to the Credit Agreement immediately prior to the effectiveness of this Amendment (a “New Lender”) shall become a Lender party to the Credit Agreement.

(b) Each Person listed in Schedule 1.01(a) hereto shall have a US Facility Commitment and a Canadian Facility Commitment in the applicable amount set forth in Schedule 1.01(a) to this Amendment, which shall replace Schedule 1.01(a) to the Credit Agreement.

(c) Each New Lender with a US Facility Commitment shall make new US Facility Revolving Loans to the US Borrowers in an amount such that, after giving effect thereto, the aggregate amount of such US Facility Revolving Loans shall bear the same relationship to the US Facility Commitment of such New Lender as the outstanding US Facility Revolving Loans of the other US Facility Lenders bear to their US Facility Commitments, such new US Facility Revolving Loans to be allocated ratably among all outstanding Borrowings of US Facility Revolving Loans and to be deemed part of such outstanding Borrowings.

(d) Each New Lender with a Canadian Facility Commitment shall make new Canadian Facility Revolving Loans to the US Borrowers and the Canadian Borrowers in an amount such that, after giving effect thereto, (i) the aggregate amount of such US Borrower Canadian Facility Revolving Loans shall bear the same relationship to the Canadian Facility Commitment of such New Lender as the outstanding US Borrower Canadian Facility Revolving Loans of the other Canadian Facility Lenders bear to their Canadian Facility Commitments, such new US Borrower Canadian Facility Revolving Loans to be allocated ratably among all outstanding Borrowings of US Borrower Canadian Facility Revolving Loans and to be deemed part of such outstanding Borrowings and (ii) the aggregate amount of such Canadian Borrower Revolving Loans shall bear the same relationship to the Canadian Facility Commitment of such New Lender as the outstanding Canadian Borrower Revolving Loans of the other Canadian Facility Lenders bear to their Canadian Facility Commitments, such new Canadian Borrower Revolving Loans to be allocated ratably among all outstanding Borrowings of Canadian Borrower Revolving Loans and to be deemed part of such outstanding Borrowings.

(e) The participations of the US Facility Lenders in outstanding US Facility Letters of Credit and their obligations with respect to outstanding US Facility Swingline Loans shall be redetermined on the basis of the US Facility Commitments set forth in Schedule 1.01(a) to this Amendment. The participations of the Canadian Facility Lenders in outstanding Canadian Facility Letters of Credit and their obligations with respect to outstanding Canadian Facility Swingline Loans shall be redetermined on the basis of the Canadian Facility Commitments set forth in Schedule 1.01(a) to this Amendment.

(f) Any Lender party to the Credit Agreement but not listed in Schedule 1.01(a) to this Amendment (a “Departing Lender”) shall cease to be a Lender party to the Credit Agreement, shall cease to have any Commitment under the Credit Agreement, any participation in outstanding Letters of Credit or any obligation with respect to outstanding Swingline Loans, and all accrued fees and other amounts payable under the Credit Agreement for the account of such Lender shall be due and payable on such date; provided that the provisions of Sections 2.10, 2.11, 3.06, 5.04, 13.01 and 13.06 of the Agreement shall continue to inure to the benefit of each such Lender.

(g) Any Lender which is not a New Lender, but whose US Facility Commitment and/or Canadian Facility Commitment is increased in Schedule 1.01(a) hereto above that previously in effect shall be deemed a New Lender for purposes of Sections 6(c) and 6(d) above to the extent of such increase, and any such Lender whose US Facility Commitment and/or Canadian Facility Commitment is so decreased shall be deemed a Departing Lender for purposes of Section 6(f) above to the extent of such decrease.

SECTION 7. Change of Address. In accordance with Section 13.03 of the Credit Agreement, each Loan Party hereby designates as its address for notices and other communications 111 Duke, Montreal (Quebec) H3C 2M1, effective as of November 15, 2011. The Administrative Agent and the Lenders hereby acknowledge such designation.

SECTION 8. Representations of Borrower. Each of the Borrowers represents and warrants that (a) the representations and warranties of the Borrowers set forth in Section 8 of the Credit Agreement and in the Loan Documents will be true and correct in all material respects on and as of the Second Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such date), (b) no Default or Event of Default will have occurred and be continuing on the Second Amendment Effective Date and (c) the aggregate balance as of September 30, 2011 for all Specified Collection Accounts does not exceed $4,000,000.

SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of an original executed counterpart hereof.

SECTION 10. Effectiveness. This Amendment shall become effective on the date when the following conditions are met (the “Second Amendment Effective Date”):

(a) The Administrative Agent shall have received from each of the Loan Parties and the Lenders (including each New Lender and each Lender that is not a Departing Lender), (x) a counterpart of this Amendment signed on behalf of such party or (y) evidence satisfactory to the Administrative Agent (which may include a facsimile or other electronic transmission) that such party has signed a counterpart of this Amendment.

(b) The Administrative Agent shall have received a favorable written opinion of each of (i) Troutman Sanders LLP, U.S. counsel for the Loan Parties, and Stikeman Elliott LLP, Canadian counsel for the Loan Parties and (ii) such local counsel reasonably acceptable to the Administrative Agent, in each case (A) dated the Second Amendment Effective Date, (B) addressed to the Administrative Agent, the Collateral Agent and the Lenders, and (C) covering such customary legal matters relating to this Amendment and the other Loan Documents as the Administrative Agent shall reasonably request and in form and substance reasonably satisfactory to the Administrative Agent. AbitibiBowater and the other Loan Parties hereby instruct their counsel to deliver such opinions.

(c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation (or equivalent organizational documents), including all amendments thereto, of each Loan Party, and a certificate as to the good standing (or the equivalent thereof) of each Loan Party as of a recent date from such Secretary of State or other Governmental Authority; (ii) a certificate of a Responsible Officer of each Loan Party dated the Second Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the by laws (or equivalent organizational documents) of such Loan Party as in effect on the Second Amendment Effective Date; (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or comparable authority of such Loan Party authorizing the execution and delivery of this Amendment (and any other agreement relating thereto), and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or equivalent organizational documents) of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing this Amendment and/or any other Loan Document on behalf of such Loan Party (and each of the foregoing in sub-clauses (i) and (ii) shall be in form and substance reasonably acceptable to the Administrative Agent); (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Administrative Agent may reasonably request.

(d) The conditions precedent set forth in Section 7.01 of the Credit Agreement shall be satisfied as of the Second Amendment Effective Date (with the occurrence of the Second Amendment Effective Date being deemed to be a Credit Event for purposes of this condition), and the Administrative Agent shall have received a certificate, dated the Second Amendment Effective Date and signed by a Financial Officer of and on behalf of AbitibiBowater, confirming compliance with the foregoing.

(e) The Borrowers shall have paid all expenses of the Agents payable pursuant to Section 13.01(a) of the Credit Agreement to the extent invoiced on or prior the Second Amendment Effective Date (including, without limitation, the reasonable fees and disbursements of counsel to the Agents).

(f) The Administrative Agent shall have received (i) for the account of the Lenders, (x) consent fees in an aggregate amount equal to 0.25% of Total Commitment on Second Amendment Effective Date and (y) all fees accrued through the Second Amendment Effective Date under the Credit Agreement in respect of the Commitments, Loan and Letters of Credit and (ii) all other fees that the Borrowers shall have agreed in writing to pay to the Administrative Agent (whether for its own account or for the account of the Lenders) on or prior to the Second Amendment Effective Date.

(g) The Administrative Agent shall have received a flood determination notice with respect to each Mortgage to the extent required by law or regulations.

SECTION 11. Mortgages. As soon as is practicable, but in any event within 90 days after the Second Amendment Effective Date (or such longer period as agreed by the Administrative Agent), the Borrowers, at their sole cost and expense, shall deliver or cause to be delivered to the Administrative Agent (i) an amendment to each Mortgage giving effect to this Amendment (each a “Mortgage Amendment”), (ii) an opinion of local counsel in form reasonably acceptable to the Administrative Agent in the jurisdiction that the property covered by such Mortgage is located in order to assure the continued effectiveness of the lien created by such Mortgage as modified by such Mortgage Amendment and (iii) such other documents relating to the Mortgaged Properties as reasonably requested in writing by the Administrative Agent.

SECTION 12. Reference To and Effect Upon the Loan Documents.

(a) Except as expressly set forth herein, all terms, conditions, covenants, representations and warranties contained in each of the Loan Documents and all rights of the Agents, the Issuing Lenders, the Swingline Lenders and the Lenders and all obligations of the Loan Parties, shall remain in full force and effect. The Loan Parties hereby confirm that the Loan Documents are in full force and effect and are hereby ratified and confirmed in all respects. Without limiting the foregoing, each Loan Party hereby confirms that the Security Documents to which such Loan Party is a party and all of the Collateral described therein do, and shall continue to, guarantee and secure the payment of all of the Obligations and the Secured Obligations (as applicable and, in each case, as defined and subject to the limitations set forth therein).

(b) The parties hereto acknowledge and agree that (i) this Amendment and the other agreements, documents and instruments executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the obligations and liabilities of the Loan Parties under the Credit Agreement, the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement, each as in effect prior to the Second Amendment Effective Date, and (ii) such obligations and liabilities are in all respects continuing (as amended hereby) with only the terms thereof being modified as provided in this Amendment.

(c) This Amendment shall constitute a Loan Document for all purposes of the Loan Documents.

SECTION 13. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

U.S. BORROWERS:

ABITIBIBOWATER INC.

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Senior Vice President and Chief Financial Officer

ABIBOW US INC., as successor to Bowater Incorporated, as a U.S. Borrower

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Vice President and Chief Financial Officer

ABIBOW RECYCLING LLC, as successor to Abitibi-Consolidated Corp., as a U.S. Borrower

By:	ABITIBIBOWATER INC., its Sole Member

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Senior Vice President and Chief Financial Officer

CANADIAN BORROWER:

ABIBOW CANADA INC., as successor to Abitibi-Consolidated Inc., as a Canadian Borrower

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Vice President and Chief Financial Officer

U.S. GUARANTORS:

ABITIBI CONSOLIDATED SALES LLC

By:	ABITIBIBOWATER INC., its Sole Member

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Senior Vice President and Chief Financial Officer

AUGUSTA NEWSPRINT COMPANY LLC

By:	ABITIBI CONSOLIDATED SALES LLC, its Manager

By:	ABITIBIBOWATER INC., its Sole Member

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Senior Vice President and Chief Financial Officer

[Signature page to Amendment]

AUGUSTA NEWSPRINT HOLDING LLC

By:	ABITIBI CONSOLIDATED SALES LLC, its Member

By:	ABITIBIBOWATER INC., its Sole Member

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Senior Vice President and Chief Financial Officer

BOWATER NEWSPRINT SOUTH LLC

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Manager

BOWATER NUWAY MID-STATES INC.

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Vice President and Chief Financial Officer

[Signature page to Amendment]

DONOHUE CORP.

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Vice President and Chief Financial Officer

LAKE SUPERIOR FOREST PRODUCTS INC.

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Vice President and Chief Financial Officer

CANADIAN GUARANTORS:

ABITIBIBOWATER CANADA INC.

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Vice President and Chief Financial Officer

BOWATER CANADIAN LIMITED

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Vice President and Chief Financial Officer

BOWATER LAHAVE CORPORATION

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Vice President and Chief Financial Officer

[Signature page to Amendment]

CITIBANK, N.A., as Administrative Agent, Collateral Agent, Lender and as fondé de pouvoir under the deed of hypothec referenced in Section 5 hereof

By:	/s/ Matthew Paquin
	Name:	Matthew Paquin
	Title:	Vice President and Director

[Signature page to Amendment]

Citibank, N.A., Canadian Branch, as Lender

By:	/s/ Isabelle Cote
	Name:	Isabelle Cote
	Title:	Authorized Signatory

[Signature page to Amendment]

Barclays Bank PLC, as Lender

By:	/s/ Craig J. Malloy
	Name:	Craig J. Malloy
	Title:	Director

[Signature page to Amendment]

JPMorgan Chase Bank, N.A., as Lender

By:	/s/ Peter S. Predun
	Name:	Peter S. Predun
	Title:	Executive Director

[Signature page to Amendment]

Wells Fargo Capital Finance, LLC, as Lender

By:	/s/ Thomas Forbath
	Name:	Thomas Forbath
	Title:	Vice President

[Signature page to Amendment]

Wells Fargo Capital Finance Corporation Canada, as Lender

By:	/s/ Raymond Eghobamien
	Name:	Raymond Eghobamien
	Title:	Vice President

[Signature page to Amendment]

Bank of Montreal, as a U.S. Lender

By:	/s/ William J. Kennedy
	Name:	William J. Kennedy
	Title:	Vice President

Bank of Montreal, as a Canadian Lender

By:	/s/ Sean P. Gallaway
	Name:	Sean P. Gallaway
	Title:	Vice President

[Signature page to Amendment]

CIBC Inc., as Lender

By:	/s/ Dominic Sorresso
	Name:	Dominic Sorresso
	Title:	Executive Director

CIBC Inc., as Lender

By:	/s/ Eoin Roche
	Name:	Eoin Roche
	Title:	Executive Director

[Signature page to Amendment]

Canadian Imperial Bank of Commerce, as Lender

By:	/s/ Jens Paterson
	Name:	Jens Paterson
	Title:	Executive Director

Canadian Imperial Bank of Commerce, as Lender

By:	/s/ Ben Fallico
	Name:	Ben Fallico
	Title:	Executive Director

[Signature page to Amendment]

Export Development Canada, as Lender

By:	/s/ Christiane de Billy
	Name:	Christiane de Billy
	Title:	Financing Manager

By:	/s/ David Kneebone
	Name:	David Kneebone
	Title:	Financing Manager

[Signature page to Amendment]

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ David Angel
	Name:	David Angel
	Title:	Director

By:	/s/ David Loewen
	Name:	David Loewen
	Title:	Director

[Signature page to Amendment]

Siemens Financial Services, Inc., as Lender

By:	/s/ Anthony Casciano
	Name:	Anthony Casciano
	Title:	Managing Director

By:	/s/ Paul Ramseur
	Name:	Paul Ramseur
	Title:	Vice President

[Signature page to Amendment]

TD Bank, N.A., as Lender

By:	/s/ Al Forzano
	Name:	Al Forzano
	Title:	Vice President

[Signature page to Amendment]

THE TORONTO-DOMINION BANK, as Lender

By:	/s/ Robert Fasken
	Name:	Robert Fasken
	Title:	Vice President

By:	/s/ Darcy Mack
	Name:	Darcy Mack
	Title:	Vice President

[Signature page to Amendment]

Royal Bank of Canada, as Lender

By:	/s/ Julita Tyszewiez
	Name:	Julita Tyszewiez
	Title:	Attorney in Fact

[Signature page to Amendment]

CIT Bank, as Lender

By:	/s/ Benjamin Haslam
	Name:	Benjamin Haslam
	Title:	Authorized Signatory

[Signature page to Amendment]

Schedule 1.01(a)

COMMITMENTS

Lender	Total Commitment	US Facility Commitment	Canadian Facility Commitment
Citibank, N.A.	$25,442,073.18	$25,442,073.18
Citibank, N.A., Canadian Branch	$40,182,926.82		$40,182,926.82
Barclays Bank PLC	$65,625,000.00	$25,442,073.17	$40,182,926.83
JPMorgan Chase Bank, N.A.	$65,625,000.00	$25,442,073.17	$40,182,926.83
Wells Fargo Capital Finance, LLC	$25,442,073.17	$25,442,073.17
Wells Fargo Capital Finance Corporation Canada	$40,182,926.83		$40,182,926.83
Bank of Montreal	$52,500,000.00	$11,524,390.24	$40,975,609.76
CIBC Inc.	$11,524,390.24	$11,524,390.24
Canadian Imperial Bank of Commerce	$40,975,609.76		$40,975,609.76
Export Development Canada	$52,500,000.00	$11,524,390.24	$40,975,609.76
The Bank of Nova Scotia	$50,000,000.00	$10,975,609.76	$39,024,390.24
Siemens Financial Services, Inc.	$50,000,000.00	$16,666,666.67	$33,333,333.33
TD Bank, N.A.	$7,682,926.83	$7,682,926.83
The Toronto-Dominion Bank	$27,317,073.17		$27,317,073.17
Royal Bank of Canada	$25,000,000.00	$8,333,333.33	$16,666,666.67
CIT Bank	$20,000,000.00	$20,000,000.00

GRAND TOTAL	$600,000,000.00	$200,000,000.00	$400,000,000.00

Schedule 1.01(e)

SPECIFIED COLLECTION ACCOUNTS

Loan Party	Bank	Account Number
AbiBow Recycling LLC	Bank of America	—6482
Abitibi Consolidated Sales LLC	Bank of America	—1568
Abitibi Consolidated Sales LLC	Bank of America	—1576
AbiBow Canada Inc.	Royal Bank of Canada	—-202-0
AbiBow Canada Inc.	Royal Bank of Canada	—-476-7
AbiBow Canada Inc.	Royal Bank of Canada	—-277-8
AbiBow Canada Inc.	Citibank N.A.	—2004
AbiBow Canada Inc.	Citibank N.A.	—2249
AbiBow Canada Inc.	Citibank N.A.	—3003
AbiBow Canada Inc.	Citibank N.A.	—8004
AbiBow Canada Inc.	Citibank N.A.	—7011
AbiBow Canada Inc.	Citibank N.A.	—1009
AbiBow Canada Inc.	Citibank N.A.	—9463
AbiBow Canada Inc.	Citibank N.A.	—5548
AbiBow Canada Inc.	Citibank N.A.	—7002

EXHIBIT A

WAIVED POST CLOSING ITEMS

1. Delivery of discharge with respect to Registration No. 08-0170461-0003 in favor of Citibank, N.A. filed in Quebec.

2. Delivery of Estoppel Letter from Sun Life Assurance Company of Canada, as Agent, with respect to Registration No. 2002497 filed in Newfoundland and Labrador.